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Exhibit 10.11

AMENDMENT TO
AMENDED AND RESTATED 1996 STOCK INCENTIVE PLAN

        This Amendment to the Hilton Hotels Corporation Amended and Restated 1996 Stock Incentive Plan (this "Amendment") is made and entered into as of November 14, 2001, by Hilton Hotels Corporation, a Delaware corporation (the "Corporation").

        WHEREAS, the Corporation has adopted the 1996 Stock Incentive Plan, which was approved by the stockholders of the Corporation on May 9, 1996, with an amendment and restatement thereof approved by the stockholders of the Corporation on November 24, 1998, and an amendment thereto approved by the stockholders of the Corporation on May 11, 2000 (as amended, the "Plan");

        WHEREAS, pursuant to resolutions of the Board of Directors of the Corporation and the Compensation Committee thereof, the Corporation deems it advisable to adopt certain amendments to the Change in Control provisions of its employee benefit plans; and

        WHEREAS, the Compensation Committee and the Board of Directors of the Corporation deem it desirable and in the best interests of the Corporation and its stockholders to amend the Plan to conform to the amendments made to the other employee benefit plans.

        NOW, THEREFORE, in consideration of the conditions and agreements set forth in the Plan and this Amendment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Corporation hereby amends the Plan as follows:

        1.    Definitions.    Capitalized terms used in this Amendment, unless otherwise defined herein, shall have the meaning ascribed to such terms in the Plan.

        2.    Amendments.    Subject to the conditions set forth below, the Plan is hereby amended by amending and restating Section 7(b) thereof to read in its entirety as follows:

          "(b)    Definition of Change in Control.    For the purposes of the Plan, a "Change in Control" shall mean the happening of any of the following events:

              (i)  An acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (1) the then outstanding shares of Common Stock or (2) the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the "Outstanding Corporation Voting Securities") (a "Control Purchase"); excluding, however, the following: (1) Any acquisition directly from the Corporation, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Corporation, (2) Any acquisition by the Corporation, (3) Any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any corporation controlled by the Corporation, (4) Any acquisition by any corporation pursuant to a transaction which complies with clauses (1), (2) and (3) of subsection (iii) of this definition, or (5) Any acquisition by Barron Hilton, the Charitable Remainder Unitrust created by Barron Hilton to receive shares from the Estate of Conrad N. Hilton, or the Conrad N. Hilton Fund; provided, however, that notwithstanding the foregoing, a Change in Control of the Corporation shall not be deemed to occur solely because any Person acquires beneficial ownership of more than 20% of the Common Stock or the Outstanding Corporation Voting Securities as a result of the acquisition of Common Stock or Outstanding Corporation Voting Securities by the

    Corporation which reduces the amount of Common Stock or Outstanding Corporation Voting Securities; provided, that if after such acquisition by the Corporation such Person becomes the beneficial owner of additional Common Stock or Outstanding Corporation Voting Securities that increases the percentage of Common Stock or Outstanding Corporation Voting Securities beneficially owned by such Person, a Change in Control of the Corporation shall then occur; or

            (ii)  A change in the composition of the Board such that the individuals who, as of the effective date of the Plan, constitute the Board (such Board shall be hereinafter referred to as the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, for purposes of this Section 7(b), that any individual who becomes a member of the Board subsequent to the effective date of the Plan, whose election, or nomination for election by the Corporation's shareholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; but, provided further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be so considered as a member of the Incumbent Board (a "Board Change"); or

            (iii)  Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Corporation ("Corporate Transaction"); excluding, however, such a Corporate Transaction pursuant to which (1) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the Common Stock and Outstanding Corporation Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 60% of, respectively, the outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Corporation or all or substantially all of the Corporation's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Common Stock and Outstanding Corporation Voting Securities, as the case may be, (2) no Person (other than the Corporation, any employee benefit plan (or related trust) of the Corporation or such corporation resulting from such Corporate Transaction) will beneficially own, directly or indirectly, 20% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors except to the extent that such ownership existed prior to the Corporate Transaction, and (3) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or

            (iv)  The approval by the stockholders of the Corporation of a complete liquidation or dissolution of the Corporation."

        3.    Corporate Action.    The execution, delivery, and performance of this Amendment has been duly authorized by all requisite corporate action on the part of the Corporation and this Amendment has been duly executed and delivered by the Corporation.

        4.    Severability.    Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

        5.    References.    Any reference to the Plan contained in any document, instrument or agreement executed in connection with the Plan, except where the context otherwise requires, shall be deemed to be a reference to the Plan as modified by this Amendment.

        6.    Effective Date.    This Amendment shall be effective as of November 14, 2001, with respect to any awards granted under the Plan on or after such date.

        7.    Agreement.    The Plan shall continue to be and remain in full force and effect in accordance with the terms thereof, as modified by this Amendment.

[signature page to follow]

        IN WITNESS WHEREOF, the Corporation has executed this Amendment as of the day and year first above written.

HILTON HOTELS CORPORATION
By:	/s/ MADELEINE A. KLEINER Madeleine A. Kleiner Executive Vice President, General Counsel and Corporate Secretary

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AMENDMENT TO AMENDED AND RESTATED 1996 STOCK INCENTIVE PLAN